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                                                                   EXHIBIT 10.49


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is entered into as of June 16, 1998 by and between Discovery Laboratories, Inc., a Delaware corporation (the "Company"), and Cynthia Davis (the "Executive").

                  WHEREAS, the Company and Executive desire that Executive be employed by the Company and that the terms and conditions of such employment be defined;

                  NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

                  1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment for a period of three (3) years commencing on June 16, 1998 (the "Commencement Date") and continuing until June 15, 2001, subject, however, to prior termination as hereinafter provided in
Section 5 (the "Employment Period").

                  2. Executive's Duties and Obligations.

                           a. Duties. Executive shall serve as Controller.
Executive shall be responsible for the day to day administrative, accounting and financial needs of the Company. Executive shall also be responsible for the Company's Human Resources requirements.

                           b. Location of Employment. Executive's principal
place of business shall be at the Company's office to be located within thirty
(30) miles of Doylestown, Pennsylvania.

                           c. Proprietary Information and Inventions Agreement.
Upon commencement of employment with the Company, Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A.

                  3. Devotion of Time to Company's Business

                           a. Full-Time Efforts. During her employment with the
Company, Executive shall devote substantially all of her business time, attention and efforts to the high quality performance of her duties to the Company.

                           b. No Other Employment. During her employment with
the Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Executive Committee or Board of Directors.

                           c. Non-Competition During Employment. During the
Employment Period and for eighteen (18) months after its termination, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity (i) compete with the Company in the business of developing or commercializing pulmonary surfactants, Vitamin D analogs or any other category of compounds which forms the basis of the Company's products or products under development (a "Competing Business"), or
(ii) directly or indirectly solicit employees of the Company.


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                  4. Compensation and Benefits.

                           a. Base Compensation. During the term of this
Agreement, the Company shall pay to Executive base annual compensation of Fifty Five Thousand Dollars ($55,000), less all required withholdings.

                           b. Bonuses.

                                (1) Incentive Bonus. Executive shall be eligible
for incentive bonuses in amounts to be determined by the Company's Compensation Committee after consultation with the Company's Chief Executive Officer, to be paid in either cash or equity, upon the achievement of each of the following milestones (which bonuses shall be paid only once for each of the milestones):
(a) the successful completion of Phase II studies for any compound under development in the Company's portfolio (each a "Portfolio Compound"); (b) the successful completion of Phase III studies for any Portfolio Compound; and (c) receipt of marketing approval in the United States for any Portfolio Compound.

                                (2) Additional Bonus. Executive shall be
eligible for such year-end bonus, which may be paid in either cash or equity, or both, as is awarded at the discretion of the Compensation Committee of the Board of Directors of the Company after consultation with the Company's Chief Executive Officer.

                           c. Benefits. During her employment with the Company,
the Company shall provide reasonable medical and disability benefits to Executive. In addition, the Company will provide to Executive term life insurance on behalf of Executive's beneficiaries in the amount of Executive's annual salary for the term of this Agreement.

                           d. Stock Options. The Board of Directors of the
Company has granted to Executive, on the date hereof, incentive stock options to purchase: (i) 11,848 shares of Common Stock, $0.001 par value of the Company (the "Common Stock"), pursuant to the terms of the Notice of Grant attached hereto as Exhibit B. (ii) 6,125 shares of Common Stock, subject to acceleration at such time as the market capitalization of the Company exceeds $75 million, pursuant to the terms of the Notice of Grant attached hereto as Exhibit C, and
(iii) 7,760 shares of Common Stock, subject to acceleration upon consummation of a corporate partnering deal having a total Value (as hereinafter defined) of at least $20 million, pursuant to the terms of the Notice of Grant attached hereto as Exhibit D. For purposes of this Agreement, "Value" shall mean the total payments, including without limitation, contingent payments prior to or at receipt of marketing approval for the Portfolio Compound involved in the relevant agreement, to be paid to Discovery from corporate partnering transactions of from any other transactions for the development, clinical testing, regulatory approval, manufacturing and/or marketing of a Portfolio Compound, including without limitation upfront fees, milestone payments, research and development and other contractual commitments.

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                  5. Termination of Employment.

                           a. Termination for Good Cause. The Company may
terminate Executive's employment at any time for "Good Cause," as herein defined. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, gross misconduct, gross neglect of duties, acts involving moral turpitude, material breach by Executive of this Agreement or the Confidentiality Agreement or any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company by Executive which is not cured by Executive within fifteen (15) days after receipt of written notice from the Company.

                           b. Termination without Good Cause. If Executive's
employment is terminated by the Company without Good Cause, the following provisions shall apply:

                                    (1) Executive shall be entitled to any
                                    unpaid compensation accrued through the last day of Executive's employment; (2) Executive shall be entitled to receive severance payments equal to her base compensation, payable on normal

Company payroll dates, for a three (3) month period, subject to setoff or other employment or consulting income received by Executive.

                           c. Death or Disability. This Agreement shall
terminate if Executive dies or is mentally or physically "Disabled" as herein defined. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing her duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this Section 5.c., Executive or her estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.


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                  6. Miscellaneous.

                           a. Governing Law. This Agreement shall be
interpreted, construed, governed and enforced according to the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania without regards to the application of choice of law rules.

                           b. Amendments. No amendment or modification of the
terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                           c. Severability. If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                           d. Successors and Assigns. The rights and obligations
of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of her rights or obligations under this Agreement.

                           e. Notices. All notices required or permitted under
this Agreement shall be in writing and shall be deemed effective upon personal delivery, on the date of scheduled delivery by a nationally recognized overnight service or two (2) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 6.e.

                           f. Entire Agreement. This Agreement, including the
exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                           DISCOVERY LABORATORIES, INC.

                                           /s/ Robert J. Capetola
                                           ---------------------------------
                                           By:      Robert J. Capetola, Ph.D.
                                           Its:     President

                                Address:   3359 Durham Road
                                           Doylestown, Pennsylvania 18901



                                           EXECUTIVE

                                           /s/ Cynthia Davis
                                           ---------------------------------
                                           Cynthia Davis

                                Address:




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